UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2008, Indevus Pharmaceuticals, Inc. (“Indevus”) and Teva Pharmaceutical Industries Ltd. (“Teva”) entered into a Development, License and Commercialization Agreement (the “Agreement”) for the exclusive, worldwide rights to pagoclone. Details of the Agreement are discussed in the press release attached as Exhibit 99.1 to this report and incorporated herein by reference. In addition to the details discussed in the press release, the Agreement also contains customary provisions regarding the establishment of a joint committee for the supervision of certain development and commercialization activities, forecasting and work plans, marketing and supply obligations, payments and audits, confidentiality, maintenance of commercial liability insurance, indemnification and termination under certain circumstances.

The Agreement will be filed as an exhibit at a subsequent date, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The foregoing description of the Agreement herein and in the press release is qualified in its entirety by reference to the full text of the Agreement.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 25, 2008, the Compensation Committee of the Board of Directors of Indevus adopted the Fiscal Year 2009 CEO Bonus Plan and the Fiscal Year 2009 EVP’s Bonus Plan (each a “Bonus Plan” and collectively the “Bonus Plans”).

Under the Bonus Plans, Indevus’ Chief Executive Officer and Executive Vice Presidents are eligible to receive bonuses in an amount to be calculated in accordance with the terms of the respective Bonus Plan and dependent on the satisfaction of specific criteria relating to the business of Indevus and an evaluation of performance.

A copy of the Fiscal Year 2009 CEO Bonus Plan is attached as Exhibit 99.2 to this report and incorporated herein by reference. A copy of the Fiscal Year 2009 EVP’s Bonus Plan is attached as Exhibit 99.3 to this report and incorporated herein by reference.

Section 8—Other Events

Item 8.01	Other Events

On September 26, 2008, Indevus issued a press release announcing that it has reached agreement with the U.S. Food and Drug Administration (FDA) with regard to the additional data and risk management strategy that will lead to re-submission (complete response) of the New Drug Application (NDA) for NEBIDO® in the first quarter of calendar 2009. A copy of the press release is attached as Exhibit 99.4 to this report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
99.1	Press Release issued on September 26, 2008

99.2	A copy of the Fiscal Year 2009 CEO Bonus Plan

99.3	A copy of the Fiscal Year 2009 EVP’s Bonus Plan

99.4	Press Release issued on September 26, 2008

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO®, VANTAS® and SUPPRELIN® LA; need for additional funds and corporate partners, including for the development of our products; effectiveness of our sales force; competition and its effect on pricing, spending, third-party relationships and revenues; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; risks associated with being a manufacturer of some of our products; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR™; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, changes in reimbursement policies and/or rates for SANCTURA, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; acceptance by the healthcare community of our approved products and product candidates; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, and VALSTAR; product liability and insurance uncertainties; risks relating to the Redux-related litigation; history of operating losses and expectation of future losses; uncertainties relating to controls over financial reporting; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: September 30, 2008	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer